Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS AND FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman & President
818-713-1000

ZENITH DECLARES QUARTERLY DIVIDEND

WOODLAND HILLS, CALIFORNIA, December 10, 2003  .  .  ..  .  .  .  .  .  .  ..  .  .  .  .  Zenith National Insurance Corp. (NYSE:ZNT) today declared a regular quarterly cash dividend of $.25 per share on its outstanding shares.  The dividend is payable February 13, 2004 to stockholders of record at the close of business on January 30, 2004.